SALES/PURCHASE AGREEMENT
                                     BETWEEN
                            PG&E NGL MARKETING, L.P.
                                       AND
                             PENN OCTANE CORPORATION
                                       FOR
                                     PRODUCT
                                       AT
                               PG&E'S SHOUP PLANT
                                 OCTOBER 1, 1999










   PG&E NGL Marketing, L.P. and any other company referenced here which uses the PG&E name or logo are not the same company as Pacific Gas and Electric Company, the California Utility. These companies are not regulated by the California Public Utilities Commission, and customer do not have to buy products from these companies in order to continue to receive quality regulated services from the utility.

                                TABLE OF CONTENTS


ARTICLE NUMBER  TITLE                     PAGE NUMBER
--------------  ------------------------  -----------
             1  DEFINITIONS. . . . . . .            1
             2  TERM . . . . . . . . . .            2
             3  QUANTITY . . . . . . . .            2
             4  DELIVERY POINT . . . . .            3
             5  QUALITY. . . . . . . . .            4
             6  PRICE. . . . . . . . . .            5
             7  MEASUREMENT AND ANALYSIS            6
             8  BILLING AND PAYMENT. . .            6
             9  TAXES. . . . . . . . . .            9
            10  WARRANTIES . . . . . . .            9
            11  LIMITATION OF LIABILITY.           10
            12  FORCE MAJEURE. . . . . .           10
            13  WARNING. . . . . . . . .           12
            14  INDEMNITY. . . . . . . .           13
            15  WAIVER . . . . . . . . .           14
            16  ASSIGNMENT . . . . . . .           14
            17  NOTICES. . . . . . . . .           14
            18  CONFIDENTIALITY. . . . .           15
            19  GOVERNING LAW. . . . . .           16
            20  HEADING. . . . . . . . .           16
            21  MODIFICATION . . . . . .           16
            22  ENTIRE AGREEMENT . . . .           16

                                TABLE OF CONTENTS
                                     (CONT.)



EXHIBIT A  PRODUCT SPECIFICATION

EXHIBIT B  MEASUREMENT & SAMPLING

EXHIBIT C  MATERIAL SAFETY DATA SHEETS

                                     PRODUCT

                            SALES/PURCHASE AGREEMENT


     Effective upon completion of delivery facilities and first deliveries of Product, estimated to be October 1, 1999 ("Effective Date"), PG&E NGL MARKETING, L.P., a limited partnership organized under the laws of the state of Delaware, whose principle address is 1100 Louisiana Street, Suite 900, Houston, Texas 77002 ("Seller") and PENN OCTANE CORPORATION, a Delaware corporation, having an office at 1110 Kingwood Drive, Suite 200L, Houston, Texas 77060 ("Buyer"), enter into this Agreement for the sale and purchase of a propane stream ("Product") produced at Seller's Shoup Fractionator. Seller and Buyer are sometime hereinafter referred to as the "Parties" and individually as a "Party".

                                    ARTICLE 1
                                    ---------

                                   DEFINITIONS
                                   -----------

1.0 The following terms when used in this Agreement shall have the following meanings:

1.1     "Barrel"  means  forty-two  Gallons.

1.2 "Contract Year" means the twelve Month period beginning as of the first day of October, 1999, and each successive twelve Month period thereafter.

1.3 "Shoup Fractionator" refers to Seller's Shoup Fractionation Plant located in Nueces County, Texas.

1.4 "Gallon" means one U.S. standard liquid gallon containing two hundred and thirty-one cubic inches at a temperature of sixty degrees Fahrenheit and at the equilibrium pressure of the liquid pressured.

1.5 "Month" means a period commencing at nine (9:00) a.m., local time, on the first day of a calendar month and ending at nine (9:00) a.m., local time, on the first day of the next succeeding calendar month.

1.6     "Pound"  means a unit of weight equivalent to sixteen ounce avoirdupois.

1.7 "Price" means the price per Gallon of Product determined in accordance with Article 6 hereof.

1.8 "Product" shall mean a predominantly propane stream which shall conform to the specifications in Article 5.1 herein.

                                    ARTICLE 2
                                    ---------

                                      TERM
                                      ----

2.1 This Agreement shall be in effect for an initial term ___________________commencing upon completion of delivery facilities and first deliveries of Product estimated to be October 1, 1999, and for additional terms of one (1) year each, provided that either party may terminate this Agreement at the end of the initial term or any subsequent one year term by giving net less than six (6) months prior written notice to the other Party.

                                    ARTICLE 3
                                    ---------

                                    QUANTITY
                                    --------

3.1 Seller shall sell and Buyer shall purchase a monthly average of -----_________________plus/minus 10% at Seller's option.

3.2

3.3

3.4 In the event Seller loses feedstock in its system, as a result of reduced production from the natural gas plants supplying feedstocks to Seller's Shoup Fractionator, for reasons other than Force Majeure, such that Seller'' total volume of Propane is insufficient to meet Seller's obligations, then Seller shall allocate available volumes to its customers on a ratable basis. Such reduction of production shall include but not be limited to reductions due to processing economics, or due to reduced gas volumes as a result of reduced drilling or producing activity. Buyer's allocated volumes shall be determined by multiplying Buyer's minimum contract volume by a fraction, the numerator of which is the total available volume of propane at Seller's Shoup Fractionation Plant and the denominator of which is the total minimum contract volume of all of Seller's propane sales contracts at Seller's Shoup Fractionation Plant. Seller shall provide Buyer with written notice of planned reductions as soon as reasonably possible.

                                    ARTICLE 4
                                    ---------

                                 DELIVERY POINTS
                                 ---------------

4.1 The Product to be sold hereunder shall be delivered or caused to be delivered by Seller to Buyers, or Buyer's designated representative for the account of Buyer, by pipeline at the Points of Delivery set forth below.

4.2 The Point of Delivery for all Product sold and delivered hereunder shall be i) Seller's meter station at a newly constructed interconnected between Seller's propane pipeline and the Exxon 12" propane pipeline located near Rand Morgan road in Nueces County, Texas and ii) Seller's meter station located at the existing interconnect of Seller's propane pipeline with the Seadrift Ella Pipeline, located in Nueces County, Texas. Seller shall own, operate and maintain at its sole cost and expense the meter and delivery facilities located at the Points of Delivery.

4.3 Title and risk of loss to all Product sold hereunder shall pass from Seller to Buyer at the Points of Delivery.

4.4 The delivery pressure shall be sufficient to allow Product to enter Buyer's or Buyer's designee's pipeline at the Points of Delivery at the then prevailing operating pressure therein, which may vary from time to time, but Seller shall not be obligated to deliver at a pressure in excess of 600 psig to the Exxon pipeline or 1,000 psig to the Seadrift pipeline.

                                    ARTICLE 5
                                    ---------

                                     QUALITY
                                     -------

5.1 The Product shall meet the specification ("Specifications") set forth in Exhibit A. If the Product does not meet the Specifications, the Party becoming aware of such failure shall immediately notify the other Party and Seller shall use best efforts to immediately correct or cause to be corrected such failure, so as to deliver Product conforming to the Specifications. If Seller is unable to deliver Product conforming to the Specification, Buyer may at its election accept or reject deliveries of such off-specification Product.

5.2     If  accepted  by  Buyer  the  Product  shall  be paid for as outlined in
Article 6, Price. Buyer's acceptance of Product that does not conform to the Specifications shall not constitute a waiver of such Specifications by Buyer regarding Product subsequently delivered under this Agreement after such acceptance.

                                    ARTICLE 6
                                    ---------

                                      PRICE
                                      -----

6.1

6.2

a)



b)



c)



                                    ARTICLE 7
                                    ---------

                            MEASUREMENT AND ANALYSIS
                            ------------------------

7.1 All aspect of measurement and analysis regarding Product deliveries under this Agreement shall be conducted in accordance with the provisions of Exhibit B which is attached hereto and incorporated by reference. It is understood that the measurement and analytical equipment described in Exhibit B shall be installed, owned and operated by Seller.

                                    ARTICLE 8
                                    ---------

                               BILLING AND PAYMENT
                               -------------------

8.1 Buyer shall maintain during the entire term of this Agreement an irrevocable stand-by Letter of Credit ("LC") issued from a "A" rated bank, acceptable to Seller, in sufficient amount to secure amounts due to payable to Seller. Expiration of the LC should be no earlier than 45 days after termination of the contract.

8.2 On or before the fifth (5th) work Day of each Month Seller shall render an invoice showing the quantity of Product, by individual components, purchased and sold hereunder during the preceding Month, and the amount due. Duplicate original invoices shall be mail to:

                             Penn Octane Corporation

                             Attn:  Accounts Payable

                         1110 Kingwood Drive, Suite 200L

                                Houston, TX 77060

8.3 Buyer shall pay invoices(s) by wire transfer or automated clearing house ("ACH") within ten (10) working days from the date of Seller's invoice, without any adjustments (unless such adjustments are for invoiced amounts disputed in good faith), discounts or set-offs. Buyer shall include in the wire transfer or ACH detail, the invoice number(s), source of payment, and amount of payment. In the event the payment due date falls on a Saturday or New York bank holiday other than a Monday New York bank holiday, payment shall be due on the immediately preceding New York banking day. In the event the payment due date falls on a Sunday or Monday New York bank holiday, payment shall de due on the next succeeding New York banking day.

8.4 Seller reserves the right to withhold delivery of Product to Buyer at any time Buyer's payments becomes five (5) days past due, provided that Seller gives Buyer five (5) days prior written notice of such default and its intent to withhold delivery. If at the end of such five (5) day period, Buyer has not cured its default, Seller may withhold delivery of Product upon forty eight (48) house notice. If Buyer becomes current in its payments, Seller shall resume deliveries of Product hereunder. Seller shall have the right to terminate this Agreement if such default is not cured within sixty (60) days from Seller's delivery of the notice of default to Buyer. The foregoing rights to withhold delivery and terminate this Agreement shall not apply to failure to pay which such payments are disputed in good faith. Buyer shall have no obligation to pay for any Product withheld by Seller pursuant to this section.

8.5 Buyer shall pay interest on all past due invoices at the then effective prime rate of interest as published under "Money Rates" by The Wall Street
                                                                 ---------------
Journal  on  the  date  the invoice is due, plus two percentage points above the
-------
published rate, from the date due until the date of payment. Interest shall be calculated by multiplying the total amount due by the daily interest rate by the number of days past due. In addition, Buyer shall pay all costs and expenses, including reasonable attorney fees, incurred by Seller in collecting past due payments.

8.6 In the event either Party shall (i) make an assignment or any general arrangement for the benefit of creditors, (ii) default in the payment obligation, (iii) file a petition or otherwise commence, authorized, or acquiesce in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it which remains unvacated and unstayed for more than 60 days; or (iv) otherwise becomes bankrupt or insolvent (however evidenced); then the other Party shall have the right to either withhold payment and/or suspend deliveries or terminate the Agreement upon 48 hours prior written notice.

8.7 Each shall have the right, using third party auditors at its own expense, upon reasonable notice and at reasonable times, to examine the books and records of the other Party only to the extent reasonable necessary to verify the accuracy of any statement, change, payment or computation made under this Agreement. All invoices and billings will be conclusively presumed final and accurate unless objected to in writing, with adequate explanation and/or documentation, within two years after the month of delivery. All retroactive adjustments under this Section 8.7 shall be pain in full by the Party owing payment within 30 days of notice and substantiation of such inaccuracy.

                                    ARTICLE 9
                                    ---------

                                      TAXES
                                      -----

9.1 Seller agrees to pay any and all property taxes, fees, or other charges imposed or assessed by governmental or regulatory bodies, the taxable incident of which occurs prior to the transfer of title to Buyer.

9.2 Buyer agrees to pay any and all property taxes, fees, or other charges imposed or assessed by governmental or regulatory bodies, the taxable incident of which occurs after transfer of title to Buyer.

9.3 Any and all taxes, fees, or other charges imposed or assessed by governmental or regulatory bodies, the taxable incident of which is the transfer of title or the delivery of the Product hereunder, or the receipt of payment therefor, regardless of the character, method of calculation, or measure of the levy or assessment, shall be paid by the Party upon whom the tax, fee, or charges is imposed by law.

9.4 Buyer shall furnish Seller with an exemption or resale certificate or other document necessary to comply with any applicable sales and use tax laws.

                                   ARTICLE 10
                                   ----------

                                   WARRANTIES
                                   ----------

10.1 Seller warrants that it has title to the Product delivered under this Agreement, that the Product shall be free from all liens, encumbrances and security interests, and that the Product shall meet the Specifications set forth in Exhibit A. THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS OF THE PRODUCT FOR A PARTICULAR
PURPOSE,  EVEN  IF  SUCH  PURPOSE  IS  KNOWN  TO  SELLER.

                                   ARTICLE 11
                                   ----------

                            LIMITATIONS OF LIABILITY
                            ------------------------

11.1 Neither party shall be liable on any claim under or arising out of or for breach of this Agreement unless such action to enforce such claim is brought not later than two years from the date of cause of action arose.

11.2 IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT, WHETHER IN WARRANTY, CONTACT, OR TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, FOR ANY INCIDENTAL OR CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING, WITHOUT LIMITATION THE NEGLIGENCE OF ANY PART, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE.

                                   ARTICLE 12
                                   ----------

                                  FORCE MAJEURE
                                  -------------

12.1 No failure or omission by either party to carry out or observe any of the terms or conditions of this Agreement, including, but not limited to such party's delay or failure to perform as a result of such party's failure to manufacture, deliver, receive, transport, use, or consume Product due to occurrences set forth below, shall, except in relation to obligations to make payments under this Agreement for Product sold and delivered, give rise to any claim against the party in question or be deemed a breach of the Agreement to the extent such failure or omission arises from the cause reasonably beyond the control of the party, including but not limited to:

(a) Compliance (voluntary or involuntary) with laws, decrees, guidelines, requests, or like of any government or person authorized to act therefor, or of international organizations of which the United States is a member including, without limitation, the international Energy Agency.

(b) Restriction or cessation of production of Product by reason of the imposition by any government or person acting under the color or claim of any governmental authority of conditions or requirements which make it necessary to cease or to reduce the production or use of the Product.

(c) Hostilities of war (declared or undeclared), embargoes, blockades, civil unrest, riots or disorders, terrorism, or sabotage.

(d) Fires, explosions, lightning, maritime peril, collisions, storms, landslides, earthquakes, floods, and other acts of nature.

(e) Strikes, lockouts, or other labor difficulties (where or not involving employees of Seller or Buyer).

(f) Disruption or breakdown of facilities or equipment, or shortage or interruption of supply of labor, or materials affecting facilities engaged in production, transportation or use of Product.

(g)     Closing  or  restrictions  on the use of harbors, railroads or pipeline.

(h) Freezing of wells or lines of pipelines or inability to secure rights-of-way.

(i) Any substantial reduction in availability of feedstock and/or other materials necessary to make Product.

(j) Any other cause, whether or not of the same class of kind, beyond the control of either party which prevents or interferes with the performance of this Agreement.

12.2 Notwithstanding the provisions of Article 12.1 hereof, nothing contained in this Agreement shall relieve Buyer of the obligation of pay in full the purchase price of any other amounts due for the Product actually delivered hereunder.

12.3     Upon  the  occurrence  of  any of the Force Majeure events described in
Article 12.1 hereof, the party claiming Force Majeure shall notify the other party promptly in writing of such event and, to the extent possible, inform the other party of the expected duration of the Force Majeure event and the quantities of Product to be affected by the suspension or curtailment of performance under this Agreement.

12.4 No curtailment or suspension of deliveries or acceptance of deliveries pursuant to this Section shall operate to extend the period of this Agreement or to terminate this Agreement. Neither Seller nor Buyer shall have any obligation to make up deliveries or purchases of Product that were suspended during the force Majeure event.

                                   ARTICLE 13
                                   ----------

                                     WARNING
                                     -------

13.1 The Material Safety Data Sheet attached hereto as Exhibit C contains information regarding health risks and recommendations for the safe use and handling of such Product. Buyer acknowledges and represents that it has read and understands the material Safety Data Sheet, and warnings. Buyer's obligations in this regard will include but not be limited to (i) warning the employees of Buyer and its affiliates who may become exposed to such Product of the hazards described in such documents; (ii) taking measures to assure that such employees have appropriate safety equipment which is adequately maintained and properly used and that all precautions contained in the Material Safety Data Sheet, and other warnings are followed; and (iii) warning third parties, including but not limited to Buyer's customers who may use or be exposed to such product, of such hazards, and requiring that the precautions contained in such Material Safety Data Sheet, and other warnings are followed. If Buyer does not so comply with its obligation with respect to all hazards disclosed in such Material Safety Data Sheet, or warnings, Buyer will indemnify and hold Seller harmless from any claims, causes of action, liabilities losses or expenses on account of injury or death of person and/or damage to property arising directly out of Buyer's failure to fulfill its obligations under this paragraph.

                                   ARTICLE 14
                                   ----------

                                    INDEMNITY
                                    ---------

14.1 To the fullest extent permissible by law, Buyer agrees to indemnify, defend with counsel of Buyer's choice, and hold Seller harmless from and against any and all claims, demands, liabilities, losses, costs and expenses (including reasonable attorney's fees and costs of investigation and/or litigation), causes of action, and damages (exclusive of consequential, incidental, punitive, exemplary, and indirect damages) (i) following the commencement of deliveries of Product hereunder at the Delivery Point(s) and downstream from the Delivery Point(s) or (ii) that arise out of the violation of any federal, state, or local regulations by Buyer or its employees or agents in connection with the performance of this Agreement.

14.2 To the fullest extent permissible by law, Seller agrees to indemnify, defend with counsel of Seller's choice, and hold Buyer harmless from and against any and all claims, demands, liabilities, losses, costs and expenses (including reasonable attorneys' fees and costs of investigation and/or litigation), causes of action, and damages (exclusive of consequential, incidental, punitive, exemplary, and indirect damages) asserted against Buyer (i) upstream of the Delivery Point(s) prior to the commencement of deliveries of Product hereunder or (ii) that arise out of the violation of any federal, state, or local regulations by Seller or (ii) its employees or agents in connection with the performance of this Agreement.

14.3 IT IS THE INTENT OF THE PARTIES THAT THIS INDEMNITY AND THE LIABILITY ASSUMED UNDER IT BE WITHOUT REGARD TO THE CAUSE(S) THEREOF, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OF ANY INDEMNIFIED PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE; PROVIDED, NEITHER PARTY SHALL BE LIABLE IN RESPECT OF ANY CLAIM TO THE EXTENT SAME RESULTED FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OF THE INDEMNIFIED PARTY.

                                   ARTICLE 15
                                   ----------

                                     WAIVER
                                     ------

15.0 No waiver, either express, or by course of dealing or course of performance, of any of the terms and conditions contained in this Agreement, or waiver of any breach of any of the terms and conditions contained in this Agreement, shall be construed as a subsequent waiver of any of the terms and conditions of this Agreement or as a waiver of any subsequent breach of the same or any other term or condition of this Agreement.

                                   ARTICLE 16
                                   ----------

                                   ASSIGNMENT
                                   ----------

16.0 Neither party shall assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonable withheld.

                                   ARTICLE 17
                                   ----------

                                     NOTICES
                                     -------

17.0 All notices required or permitted by the terms of this Agreement shall be deemed sufficient if given by personal delivery, telegram, telex, or facsimile, or by prepaid, certified mail and addressed to the Seller and to the Buyer as follows:

To  Seller:     PG&E  NGL  MARKETING,  L.P.
                P.O.  Box  1244
                Houston,  Texas  77251
                Attention:  Director,  NGL  Marketing
                Telephone  No:  (713)  371-6116
                Fax  No:  (713)  371-6903

To  Buyer:      PENN  OCTANE  CORPORATION
                1110  Kingwood  Drive,  Suite  200-L
                Houston,  Texas  77060
                Attn:  Vice  president
                Telephone  No:  (281)  359-4479
                Fax  No:  (381)  359-4587

17.1 Notices of change of address, facsimile to telephone numbers, or designated department or individuals of either party shall be given in writing to the other party.

                                   ARTICLE 18
                                   ----------
                                 CONFIDENTIALITY
                                 ---------------

18.0 During the term of this Agreement Seller and Buyer will maintain the confidentiality of this Agreement and will not disclose the terms hereof to any third party, except independent auditors who are under written obligations of confidentiality with respect to this Agreement, and as may be required in the option of such party's counsel to comply with orders of any court or governmental agency, or comply with any laws, rules and regulations of applicable governmental agencies, including without limitation, federal and state securities laws and authorities. The obligations of confidentiality hereunder will not apply to any such information which is or becomes, through no fault of the respective party, generally known to the public, or which was previously known to the respective party or is received by the respective party from a third party who warrants it is legally free to disclose such information.

                                   ARTICLE 19
                                   ----------

                                  GOVERNING LAW
                                  -------------

19.0 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, U.S.A. WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES HERETO AGREE THAT VENUE AND JURISDICTION WILL LIE IN HOUSTON, HARRIS COUNTY, TEXAS.

                                   ARTICLE 20
                                   ----------

                                     HEADING
                                     -------

20.0 The section headings contained in this Agreement are for the convenience of the parties only and shall not be interpreted as part of this Agreement.

                                   ARTICLE 21
                                   ----------

                                  MODIFICATION
                                  ------------

21.0 This Agreement shall not be modified except by written instrument executed by duly authorized representatives of the respective Parties.

                                   ARTICLE 22
                                   ----------

                                ENTIRE AGREEMENT
                                ----------------

22.0 This Agreement, including all Exhibits, contains the full and complete understanding of the parties with respect to the purchase and sale of Product. This Agreement shall not be affected by the acknowledgment or acceptance by Seller or Buyer of purchase orders, acknowledgements, sales orders, releases or any other form submitted by the other Party, which contain other or different terms and conditions from those included in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their authorized representatives as of the day and year first above written.

PG&E  NGL  MARKETING,  L.P.          PENN  OCTANE  CORPORATION
by PG&E NGL Hydrocarbons Company
its General Partner

By:                                  By:
   --------------------------------     --------------------------------
Title:                               Title:
      -----------------------------        -----------------------------

                                    EXHIBIT A

                            SPECIFICATION FOR PROPANE
                             PG&E SHOUP FRACTIONATOR

THE PROPANE SHALL BE FREE FROM OILS, SOLVENTS, ALCOHOL, DIRT, FOREIGN MATTER AND OTHER CONTAMINANTS AND SHALL HAVE A COMPOSITION CONFORMING TO THE FOLLOWING:

                           Minimum  Maximum
                           -------  -------
Composition
-------------------------
Vapor Pressure @ 100 F                  208
Composition,(Liq. Vol%):
   Butanes & Heavier                    2.5
   Propylene Content                    5.0
   Propane Content            90.0
Corrosion, Copper Strip                 1.0
Total Sulfur,(PPMW)                     123
Free Water Content                     None

                                    EXHIBIT B
                            MEASUREMENT AND SAMPLING

                 CONTENTS                         PAGE
                 --------                         ----

Section 1.0  Introduction                            2
Section 2.0  General Criteria                        2
Section 3.0  LPG Measurement by Orifice Meter        4
        3.1  Orifice Run Criteria                    4
        3.2  Installation Considerations             6
        3.3  Secondary Devices                       7
      3.3.1  Differential Pressure Transmitters      7
      3.3.2  Static Pressure Transmitters            8
      3.3.3  Temperature Transmitters                9
      3.3.4  Product Analysis                        9
      3.3.5  Densitometers                          12
      3.3.6  Flow Computers                         12
      3.3.7  Calibration and Checking Procedures    13
        3.4  Orifice Flow Calculation Procedure     14
Section 4.0  Final Accounting Procedure             15
        4.1  Conversion to Liquid Volume            15
        4.2  Registration Corrections               15
        4.3  Statements                             16

                                    EXHIBIT B
                                    ---------

MEASUREMENT  AND  SAMPLING
SHOUP  PROPANE  SALES
OCTOBER  1,  1999                                                        PAGE  2
--------------------------------------------------------------------------------


Section  1.0     Introduction
                 ------------

     This document details criteria, equipment and procedures relevant to the, measurement of LPG. It must be read in conjunction with the following flow measurement standards, which are considered part of the document:

     1)     API Manual of Petroleum Measurement - 14.3, 14.6 latest edition, and
14.8.

     2)     GPA  Standard  8173  -  Latest  Edition.

3)     API  Standard  2530  (AGA  Report  No  3)  Second  Edition.

     Scope
     -----

     LPG or Product as used herein is meant to refer to propane, a predominantly propane stream with minor amounts of carbon dioxide, methane, ethane and butanes. Operational limits shall be as follows:

     Pressure:     250  to  450  psig

     Temperature:     Maximum  120'F

Section  2.0     General  Criteria
                 -----------------

1) The quantities of delivered LPG shall be measured and calculated in mass pounds using an orifice meter with differential pressure, temperature and pressure transmitters; densitometer, microprocessor-based flow computertotalizer, printer, and composite sampler or on-stream analyzer.

2) The measurement facilities shall be designed, installed, maintained, and operated, and have data accumulation features with sufficient quality to assure overall flow measurement system uncertainty of no more than +1.0%.
                                                                     -

                                    EXHIBIT B
                                    ---------

MEASUREMENT  AND  SAMPLING
SHOUP  PROPANE  SALES
OCTOBER  1,  1999                                                        PAGE  3
--------------------------------------------------------------------------------


3) The fluid measured shall always be maintained at a pressure and temperature assuring that only a single phase shall exist. This fluid will be measured in a liquid phase.

4)     The  procedures and methods used shall be applicable to high quality LPG.

5) Product analysis shall be determined by Seller's gas laboratory and proved to both parties.

6) Either party, at their option and expense, may install check measuring equipment in series with the other parties' measuring equipment; provided however, that such check measuring equipment shall be so installed as not to interfere with the operation of the other parties' measuring equipment. Each party shall have access to all measuring equipment at reasonable hours, but Seller shall be responsible for the reading, calibrating and adjusting thereof of such measuring equipment.

7) Each party, at their option and expense, may install telemetry or telephone equipment to communicate flow data and analysis; provided, however, that such equipment does not interfere with operation or accuracy of the other parties measuring equipment.

8)     Seller  shall remove meter ticket(s) from the meter station every fifteen
(15) days. Seller shall sent to Buyer copies of all tickets, and sample analysis with calculations pertaining to LPG deliveries.

                                    EXHIBIT B
                                    ---------

MEASUREMENT  AND  SAMPLING
SHOUP  PROPANE  SALES
OCTOBER  1,  1999                                                        PAGE  4
--------------------------------------------------------------------------------


9) Pulsation levels shall not degrade measurement quality. The maximum allowable level of dynamic peak-to-peak differential pressure across the orifice place shall not exceed 0.3 times the expected steady-state differential pressure over the entire facilities operating conditions. The dynamic differential pressure shall be that as measured at the orifice meter taps.

Section  3.0     LPG  Measurement  by  Orifice  Meter
                 ------------------------------------

3.1     Orifice  Run  Criteria
        ----------------------

The meter primary measuring device shall be an orifice run with a sharp edged concentric orifice place. The meter tube and orifice place shall be designed, sized and maintained to meet the following design criteria:

1)     The  combination of the orifice diameter (d) and the inside pipe diameter
(D) shall result in a Beta Ratio (d/D) between the limits of 0.20 and 0.60 for 2" to 6" meter tubes. Orifice Places, differential pressure device ranges or even meter tube sizes shall be changed as needed to meet this design criteria. Under special circumstances, other Beta Ratios may be utilized for short terms if mutually agreed.

2) The primary element sizing results shall be such that the normal long duration readings of the differential pressure will not be lower than 20 inches of water nor greater than 400 inches of water. Very short duration, strictly abnormal, readings of the differential pressure shall be maintained between 10 inches and 400 inches of water whenever the secondary device capability is provided. The obvious need for multiple parallel differential rangeability exceeding 4:1) will be discussed with the secondary device equipment. Orifice plate size changing will be utilized, whenever practical, to maintain differential pressures measuring devices at 20 percent to 90 percent of their calibrated range.

                                    EXHIBIT B
                                    ---------

MEASUREMENT  AND  SAMPLING
SHOUP  PROPANE  SALES
OCTOBER  1,  1999                                                        PAGE  5
--------------------------------------------------------------------------------


3.2     Installation  Considerations
        ----------------------------

1) The central section of a meter run shall be vendor fabricated and certified in accordance with ANSI/API-2530 (American Gas Association Report No.3). The orifice meter tube shall have a dual chamber orifice fitting for inspection of the orifice place without disrupting flow. In any type fitting where plate carriers are used, seal rings shall be utilized and will be inspected each time the place is removed and replaced if necessary. Provisions shall be made for periodic inspection of the meter tube on a 1-2 year basis.

2) Pressure reduction valves, compressors, heat exchangers and other equipment producing unsteady flow should be located at a distance great enough so that measurable effects cannot be detected in the vicinity of the meter tube. The upstream meter run length shall meet or exceed the requirements of ANSI/API-2530 for Beta Ratio 0.7 installation configuration. The downstream meter run shall be have a minimum length of 10 diameters. Two thermowells shall be located in the primary element between 10 and 15 diameters downstream from the orifice plate.

                                    EXHIBIT B
                                    ---------

MEASUREMENT  AND  SAMPLING
SHOUP  PROPANE  SALES
OCTOBER  1,  1999                                                        PAGE  6
--------------------------------------------------------------------------------


3) The orifice plate shall be constructed of stainless steel and conform to specifications meeting ANSI/API2530. Universal type places of 1/8 inch or inch thickness shall be used as appropriate for meter run size. The orifice bore size shall conform to standard sizes available in 1/8" increments.

3.3     Secondary  Devices
        ------------------

Secondary devices utilized for the mass measurement shall be as follows and be of sufficient quality to provide overall flow measurement uncertainty of one percent maximum.

1) Differential pressure measurement devices used with orifice measurements shall have vendor's specified inaccuracy of a maximum of +0.25 percent of
                                                                -
calibrated  span  with  +0.10  percent being preferred.  The ambient temperature
                        -
effect on the differential pressure device shall not exceed 1.0 percent of total combined span and zero effect per 100 F. If a 0.25% D/P transmitter is used, a heated housing (3.3.8) is required. If 0.1% D/P transmitter is used (i.e., "smart" transmitter) no heated enclosure is required. Differential pressure devices shall be compensated by online computation for any vendor specified static pressure effect (as with capacitance type detector). No single differential pressure device shall be utilized over a differential rangeability in excess of 4:1 (i.e. 100" to 25"). Two parallel devices should be utilized for a rangeability up to 16:1, however, if absolutely necessary, a third differential device could be utilized to provide differential rangeability to 64:1 (flow rangeability of 8:1). Expanded rangeabilities require sound engineering judgement and require mutual consent of the Parties. Very low flow rates at very low differentials could not be expected to provide a one percent or less flow measurement uncertainly. Differential pressure measurement devices shall not be utilized with calibration of less than one-half of its maximum span rating.

                                    EXHIBIT B
                                    ---------

MEASUREMENT  AND  SAMPLING
SHOUP  PROPANE  SALES
OCTOBER  1,  1999                                                        PAGE  7
--------------------------------------------------------------------------------


The meter run and orifice shall be properly sized and the facility operated in such a manner that the normal long duration flow rates operates above 50 percent (preferably about 75 percent) of the calibrated range of the primary differential device.

2)     Static  Pressure  Transmitters
       ------------------------------

The pressure device specifications should be equal to the differential pressure device given above. The general specification should be at least +0.25 percent
                                                                   -
of  span  accuracy  with  a  stability  effect of +0.25 percent over a six-month
                                                  -
period and an ambient temperature effect equal to or better than 1.0 percent of total combined span and zero effect per 100 F. The static pressure device for an orifice meter shall be connected to the downstream orifice tap.

3)     Temperature  Transmitter
       ------------------------

An RTD temperature sensor with a vendor specified accuracy of the transmitter shall be +0.2 percent of span or less with the ambient temperature effect being
          -
+0.3 percent of span per 100 F ambient temperature change. The location of the RTD temperature sensor is between 10 and 15 diameters downstream of the orifice plate. A test thermowell shall be located six inches downstream of the RTD sensor for checking the primary temperature device at operating conditions.

                                    EXHIBIT B
                                    ---------

MEASUREMENT  AND  SAMPLING
SHOUP  PROPANE  SALES
OCTOBER  1,  1999                                                        PAGE  8
--------------------------------------------------------------------------------


4)     Product  Analysis
       -----------------

Automatic continuous sampling equipment for sampling the Product delivered by Seller to Buyer under this Agreement shall be installed at the meter site or other agreed upon location. The sampler shall be operated so it samples the flowing stream proportional to the volume measured. The sampler shall be located downstream of the meter and density meter but upstream of the back pressure control valve. The sampler shall be operated at a pressure sufficient to ensure a single phase liquid sample. The sampler shall be designed so as to permit a thorough mixing of the samples and to accumulate a truly representative sample of the Product passing through Seller's facilities. The sample shall accumulate and continuous sample, or a continuous series of small withdrawals at a frequency with shall vary directly with the delivery rate of flow of the Produce.

The sample collection system shall be designed to contain the collected sample in the liquid state. Buyer shall have the right to have a representative present to witness the filling of sample containers and accordingly Seller shall notify Buyer in advance of such activity. Obtaining a representative sample of the product for transport to the laboratory shall be in accordance with GPA Publication 2174 or Appendix B of API-2529.

                                    EXHIBIT B
                                    ---------

MEASUREMENT  AND  SAMPLING
SHOUP  PROPANE  SALES
OCTOBER  1,  1999                                                        PAGE  9
--------------------------------------------------------------------------------


The composite sample collected as above described shall be analyzed at Seller's expense. Sample shall be analyzed by a standard analytical procedure mutually agreed to by Seller and Buyer to determine the composition.

If  Buyer  does  not  contest the analysis of Seller's laboratory within fifteen
(15) days after notification of the analysis, the remaining portion of the sample will be released. The analysis of the mixture agreed upon by both parties shall be used to determine the mol percent and liquid volume of each component herein and for settlement purposes hereunder. The results of analyses shall be applied to the accounting period during which samples were taken. If the sampler becomes inoperative during the month or if the sample is determined to be unsuitable, the parties will agree upon the best method to accurately estimate the analysis of the produce received.

Each party hereto, or its representative, may take samples for verification of composition and may be present during any of the other party's sampling operation, at its own risk, cost and expense.

                                    EXHIBIT B
                                    ---------

MEASUREMENT  AND  SAMPLING
SHOUP  PROPANE  SALES
OCTOBER  1,  1999                                                        PAGE 10
--------------------------------------------------------------------------------


5)     Densitometer
       ------------

The measurement facility shall be equipped with an on-line vibrating type densitometer with an accuracy of +0.3% for determining the density at flowing
                                    -
conditions. Installation should be in accordance with API Chapter 14.6. The densitometer should be of quality wherein the effect of ambient temperature changes are negligible. Any densitometer shall be installed downstream of the metering tube (10 to 15 pipe diameters) and installed and operated in such a manner that the temperature of the product in the densitometer will be within one-half degree Fahrenheit (0.5 F) of product passing through the measurement facility and so the pressure in the desitometer will be within three pounds per square inch (3 psi) of the pressure of the product passing through the measurement facility. An adequate driving force shall be provided for assuring that proper flow is maintained through the desitometer. Online compensation of density for pressure and temperature effects must be used for densitometers requiring these corrections.

6)     Flow  Computers
       ---------------

Local mounted flow computers shall be utilized for determining mass flow rate and accumulating mass flow totals. The computer shall have serial output and printer capability, telemetry to be used in lieu of printer if available. A "ticket" shall be automatically printed one each 24-hour period (or more often if required) and contained time, date, current mass flow rate, factors, 24 hours average pressure and temperature, density and accumulated mass flow. At lease one electromechanical counter shall be included to accumulated mass flow. Battery backup of UPS system shall be used for flow measurement system in case of line power failure. A minimum of 24 hour uninterruptable service is desirable. The vendor stated inaccuracy of the flow computer shall be not more than +0.10 percent.
      -

Chart  recording of measured variables to quantity flow shall be used as backup.

                                    EXHIBIT B
                                    ---------

MEASUREMENT  AND  SAMPLING
SHOUP  PROPANE  SALES
OCTOBER  1,  1999                                                        PAGE 11
--------------------------------------------------------------------------------


7)     Calibration  and  Checking  Procedures
       --------------------------------------

All instruments shall be checked and calibrated at least monthly. Traceability on pressure, differential pressure, temperature and density transmitters should be provided where possible by checking with primary equipment certified and traceable to the National Institute of Standards Technology (NIST). A written detailed calibration, checking and maintenance procedure for the differential pressure, and temperature devices shall be used. Reference to Chapter 14.6 of the

API Petroleum Measurement Standards Manual should be made for calibration of densitometers.

For maintenance, the manufacturer's instruction and operating manuals must be followed. Adequate spares and special equipment at to be available to perform maintenance and reduce downtime.

                                    EXHIBIT B
                                    ---------

MEASUREMENT  AND  SAMPLING
SHOUP  PROPANE  SALES
OCTOBER  1,  1999                                                        PAGE 12
--------------------------------------------------------------------------------


On a scheduled day of each month, or at other mutually agreed intervals, the accuracy of the measurement facility shall be verified. Seller shall give Buyer reasonable notice when such tests are to be made in order that Buyer's representative will have the opportunity to witness all such verifications and procedures and shall receive copies of all calculations and reports pertaining thereto.

3.4     Orifice  Flow  Calculation  Procedure
        -------------------------------------

All orifice flow calculations shall conform to API/ANI-2530/AGA3 AGA Report No. 3, Rev. 1969 or latest revisions.

Section  4.0     Final  Accounting  Procedure
                 ----------------------------

4.1 The resultant pounds mass will be converted to individual component pounds mass or gallons by procedures represented in the latest issue of GPA standard 8173 (Standard for Converting Natural Gas Liquids and Vapors to Equivalent liquid Volumes). Conversion factors as published in GPA Publication 2145-83 or latest edition "Physical Constants of Paraffin hydrocarbons" will be used in making calculations of individual components volumes.

4.2     Registration  Corrections  -  any  meter(s)  found  to  be  registering
        -------------------------
inaccurately or out of service shall be adjusted to read accurately and placed in service immediately. For any error in excess of one-half percent (0.5%) not known or agreed upon for the period in which the meter was inaccurate or out of service, the quantity of the stream shall be estimated by the first one of the following methods which is feasible in the order listed below.

                                    EXHIBIT B
                                    ---------

MEASUREMENT  AND  SAMPLING
SHOUP  PROPANE  SALES
OCTOBER  1,  1999                                                        PAGE 13
--------------------------------------------------------------------------------


4.2.1 By using measurements from an accurate check meter which was calibrated for such purpose, and was in operation during the period the custody meter was registering inaccuracy, or,

4.2.2 By correcting the error if the percentage of error is ascertainable by calibration test, or calculation; or

4.2.3 By comparison with quantities flowing under similar conditions when the meter was registering accurately and by the use of pertinent records.

4.2.4 The method used shall be agreed upon by both parties. The correction shall be retroactive for any period definitely known or agreed upon by the parties, however, if they do not agree, it shall be retroactive for one-half of the period elapsed since the last test of the measuring equipment affected not to exceed sixteen (16) days.

4.3     Statements
        ----------

Seller  will  provide  monthly  statements  including  the  following:

1)     Total  mass  flow  in  pounds  for  specified  period  of  time.

2) Copy of analysis of monthly composite sample to include CO2, methane, ethane, ethylene, propylene, propane, isobutane, normal butane and isopentane and heavier compounds.

3)     Breakdown  of  individual  component  volumes  in  gallons.